FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003

EXHIBIT 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Caraustar Industries, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003 as submitted for filing with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald J. Domanico, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2003

/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Caraustar Industries, Inc. and will be retained by Caraustar Industries, Inc. and furnished to the Securities and Exchange Comission or its staff upon request.